Exhibit 99
For Immediate Release

 TradeStation Reports a 559% Increase in Net Income for the 2003 Year and a 62%
                      Increase in the 2003 Fourth Quarter

                  2004 Pre-Tax Income Estimated to Increase 70%

      Plantation FL,  February 10, 2004 - TradeStation  Group,  Inc.  (NasdaqNM:
TRAD) today reported 2003 fourth quarter net income of $3.0 million, or $0.07 per share, a 62% increase from its 2002 fourth quarter net income of $1.9 million, or $0.05 per share. The company's 2003 net income was a record $11.6 million, or $0.27 per share, a 559% increase from its 2002 net income of $1.8 million, or $0.04 per share. All earnings per share numbers are on a diluted basis.

      "We are very pleased that 2003 was the most profitable year in the company's 21-year history," said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group, "and, more important, believe we are well-positioned to set new revenue and income records in 2004."

      TradeStation today also published its 2004 Business Outlook, which estimates 2004 revenues of $72 million to $81 million, 2004 earnings per share of $0.31 to $0.39, and 2004 pre-tax income of $15.5 million to $21.5 million, the mid-point of which is a 70% increase over 2003 pre-tax income.

      "In 2003, we not only generated $11.6 million in net income, but over $13 million in cash from operations," said David Fleischman, Chief Financial Officer of TradeStation Group. "We have always stressed the leverage of our business model," Fleischman continued, "therefore, it is important not to lose sight of our continued expansion of our profit margin. Our pre-tax profit margin was 4% in 2002, 18% in 2003, and, using the mid-point of our estimate range, we believe it will be over 24% in 2004."

TradeStation Posts Record Annual Revenues

      The company had total revenues of $15.8 million in the 2003 fourth quarter, an 18% increase from 2002 fourth quarter total revenues of $13.4 million. Total revenues for 2003 were a record $60.1 million, a 24% increase from 2002 total revenues of $48.4 million. Brokerage revenues for the 2003 fourth quarter were $13.4


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

million, a 21% increase from 2002 fourth quarter brokerage revenues of $11.0 million. Brokerage revenues for the 2003 year were a record $50.9 million, a 32% increase from 2002 brokerage revenues of $38.5 million.

Daily Average Revenue Trades (DARTs) Increase 53% in the 2003 Fourth Quarter and 102% in January 2004

      For the 2003 fourth quarter, TradeStation experienced the following daily trading growth results with respect to equities, futures and forex accounts:

                                         Q4 03        Q4 02       % Increase
                                         -----        -----       ----------
Daily Average Revenue Trades             26,520       17,305          53%

      January 2004 DARTs were as follows:

                                         Jan 04       Jan 03      % Increase
                                         ------       ------      ----------
Daily Average Revenue Trades             34,493       17,070         102%

      Last month, the banking and financial services firm of Keefe, Bruyette & Woods published an industry report that analyzes DARTs of the six largest online brokerage firms in the United States.(1) Based on that report, TradeStation's account base is less than 1/2 of 1% the size of the average account base of Ameritrade, E*Trade, Fidelity, Schwab, Scottrade and T.D. Waterhouse - however, TradeStation's 2003 fourth quarter DARTs are approximately 21% of the average number of DARTs of those companies. It is important to note that TradeStation does not engage in proprietary trading - its DARTs are all commission-generating trades made by its brokerage clients using their own funds. If proprietary trades are excluded from the DARTs calculation in the industry report, TradeStation's DARTs are approximately 23% of the average number of DARTs of those companies.

----------
(1) Monthly Securities Industry Update, January 2004, Keefe, Bruyette & Woods, Inc. (Online Trading Volume Statistics, page 26).


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

TradeStation's Average Equities Client Trades Nearly 600 Times Per Year and Has a $119,000 Asset Account Balance

      Brokerage clients generated the following client account metrics in the 2003 fourth quarter:


Client Account Metrics                                   Equities       Futures
----------------------                                   --------       -------
Annualized average revenue per account                   $  3,800       $  2,900
Annualized trades per account                                 588            525
Average assets per account                               $119,000       $ 22,500

      TradeStation's average client trades nearly 50 times more per year than the average client of its larger competitors (based on trading account data for Ameritrade, E*Trade, Fidelity, Schwab, Scottrade and T.D. Waterhouse in Keefe, Bruyette & Woods' January 2004 industry report).

      TradeStation's average assets per equities account of $119,000 and average assets per futures account of $22,500 are double to triple the industry average.

Brokerage Account Base Grows 58%

      TradeStation reported 12,329 equities, futures and forex accounts at December 31, 2003, a 58% increase year over year.

      "It is well accepted," said Cruz, "that active trader accounts represent a small but incredibly valuable percentage of the 20 million online accounts that exist today, as they generate the majority of all DARTs. Today, with just 12,000 accounts, we believe we have only scratched the surface."

Self-Clearing of Equities Trades Expected to Begin in April 2004

      TradeStation's application for DTC/NSCC membership approvals, the final approvals required to begin self-clearing equities trades, is expected to be considered and acted upon by DTC and NSCC on February 26. Once the approvals are obtained, the company will schedule the required one-week DTC training program and conduct its final quality assurance review of its self-clearing systems. Based on its current time estimates, and assuming the approvals are obtained, the company expects to begin self-clearing new accounts in mid-April and has scheduled April 30 as the date on which to convert its existing active trader accounts to self-clearing.


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

      "The 2004 year will be a pivotal time for us for many reasons," said Cruz. "Not only do we intend to reap the substantial benefits that self-clearing will produce, we plan to significantly enhance our forex account services and grow that business, launch direct-access options execution and penetrate that market, and build a product, brand and sales force that will aggressively focus on exploiting our substantial opportunities to serve hedge funds, money managers, commodity pool operators and other institutional traders."

Business Outlook Estimates That 2004 Pre-tax Income Will Increase By 70%

      TradeStation today also released its 2004 Business Outlook, which, using the mid-point of the estimated range, estimates that the company will increase its pre-tax income in 2004 by 70%. Using the mid-point of the estimated range, net income for 2004 is estimated to be approximately 37% higher than 2003 net income, even though TradeStation's 2004 net income will be negatively impacted by income tax expense, which did not negatively impact its bottom line during 2003.

      The company's 2004 Business Outlook was prepared as a range based upon certain market assumptions. The mid-point of the estimate range for the 2004 first quarter and full year is based on the assumption that DARTs per account will, for the year, average 90% of their January 2004 pace, and the top and bottom number of each range reflects management's estimate of financial performance if DARTs per account increase or decrease by 10% from that assumption.


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

                              2004 BUSINESS OUTLOOK
                   (In Millions, Except Per Share and % Data)

                                           First Quarter      Full Year
                                           -------------      ---------
      REVENUES                              $16 to $18       $72 to $81

      PRE-TAX INCOME                       $2.7 to $3.4    $15.5 to $21.5

      PRE-TAX MARGIN(2)                         18%              24%

      EARNINGS PER SHARE (Diluted)        $0.06 to $0.07   $0.31 to $0.39(3)

      Year-over-year comparisons, showing the percentage growth that would be achieved over 2003 if the mid-point of certain 2004 estimate ranges are achieved, are as follows:

                       First Quarter Comparison          Full Year Comparison
                      --------------------------      --------------------------
                        Mid-Point     % Increase        Mid-Point     % Increase
                      (in millions)   from Q1 03      (in millions)    from 2003
                      -------------   ----------      -------------   ----------
REVENUES                 $    17          29%            $    77          28%

PRE-TAX INCOME           $   3.0          40%            $  18.5          70%

----------
(2)   Percentages shown represent the mid-point of the estimated ranges.

(3) 2004 results are expected to be impacted by the anticipated reversal of a valuation allowance on the company's deferred income tax assets upon the successful implementation of self-clearing and the occurrence and evaluation of other issues and factors. The company estimates that the reversal will generate one-time income ranging from $1.7 million to $2.4 million at the time it is reversed. Once the valuation allowance is reversed, the company will begin recognizing income tax expense at the effective rate of 37.63%.


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

      In addition to the DARTs per account market assumptions and other factors and assumptions described above, the company's 2004 Business Outlook, and other statements or comments concerning potential results over the 2004 year, are based on assumptions about anticipated growth of active trader equities and futures accounts, the timing and impact of self-clearing of equity trades, the timing, rate of growth and impact of the company's anticipated offering of direct-access options execution services, the rate of growth and impact of new forex accounts, the timing and impact of the company's anticipated growth of its institutional trader client base, the cost of ongoing litigation, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company's control. In addition, the company's earnings per share estimates are significantly influenced by assumptions regarding the timing, amount and effects of the reversal of a tax valuation allowance, and related income tax issues, which may differ materially from actual results, and result in significantly different net income and earnings per share than the amounts estimated. The Business Outlook for the 2004 first quarter takes into account that the company expects to spend approximately $415,000 in infrastructure, set-up and operations costs relating to self-clearing and direct-access options execution services, the benefits of which will not be realized until later in the year, and anticipates the reversal of a $569,000 reserve relating to an inactive third-party claim, assuming that inactivity continues. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth above and below.

Conference Call/Webcast

      At 11:00, a.m., Eastern Time, today, the management of TradeStation Group will conduct an analyst conference call to discuss the company's 2003 fourth quarter and year-end results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that enables clients to design, test and monitor their own custom


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

trading strategies and then automate them with direct-access order execution. In March 2003, TradeStation was named Best Broker for Active Trading and rated an unprecedented perfect 5.0 score for order execution by Barron's magazine, and in February 2003 was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time equities, options, futures and forex market data. Equities and options transactions are currently cleared through Bear, Stearns Securities Corp. (NYSE: BSC). Futures transactions are currently cleared through R.J. O'Brien & Associates, Inc., and forex deals are made through TradeStation's relationship with R.J. O'Brien Foreign Exchange Inc. TradeStation Securities, Inc. (Member NASD, SIPC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-Looking Statements - Issues, Uncertainties and Risk Factors

      This press release, including the Business Outlook, and today's earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words "anticipate(s)," "anticipated," "anticipation," "assume(s)," "assumption(s)," "become(s)," "belief," "believe(s)," "believed," "could," "designed," "estimate," "estimates," "estimated," "expect(s)," "expected," "expectation(s)," "going forward," "hopeful," "intend(s)," "intended," "look forward," "may," "opportunity," "opportunities," "outlook(s)," "pending," "plan(s)," "planned," "potential," "scheduled," "shall," "should," "think(s)," "to be," "upcoming," "well-positioned," "will," "would," and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect that the company's recently-implemented lower commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; the rate and timing at which the commission price reductions will, if at all, increase new accounts, client trading activity and/or market share; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; TradeStation's technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; a delay in the launch of the company's planned options execution services as a result of product development or other technical delays or issues, or delays or other issues involving connectivity, business relationships or memberships with options exchanges or options clearing agents; the quality and/or pricing of the company's forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the timing and success of marketing campaigns; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues sequentially or quarter over quarter; technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including the upcoming TradeStation 8 release that will include direct-access options execution and other enhancements); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; failure of the company to obtain on February 26, 2004, or at all, DTC/NSCC approvals and memberships required to conduct self-clearing operations as a broker-


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dealer;  the company's  success (or lack  thereof) in  completing  all final ECN connections for self-clearing, in final quality assurance testing of its self-clearing system, or in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations; unanticipated risks or negative effects of or associated with self-clearing, including, but not limited to, unanticipated account closings; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes (the company has no self-clearing experience) or other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, a patent infringement claim recently filed against the company and eight other online brokerage firms, and three pending NASD arbitration proceedings concerning claims of brokerage clients) that are significantly different than is currently estimated (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to
certain   litigation);   the  amount  of  unexpected  legal,   consultation  and
professional   fees   (including   those   expenses   as  they   relate  to  the
onlinetrading.com co-founder and patent lawsuits recently filed against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated litigation and attorneys' fees and expenses); the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for each quarter of 2004 (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, its Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC filings and company press releases.

Contact --
----------
David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                Three Months Ended                       Year Ended
                                                                   December 31,                          December 31,
                                                           ------------------------------      ------------------------------
                                                               2003              2002              2003              2002
                                                           ------------      ------------      ------------      ------------
                                                                    (Unaudited)
      REVENUES:
           Brokerage revenues                              $ 13,377,379      $ 11,046,389      $ 50,857,943      $ 38,493,928
           Subscription fees                                  1,851,167         1,723,133         7,033,557         6,638,516
           Other                                                552,719           618,100         2,257,823         3,258,667
                                                           ------------      ------------      ------------      ------------

               Total revenues                                15,781,265        13,387,622        60,149,323        48,391,111
                                                           ------------      ------------      ------------      ------------

      OPERATING EXPENSES:
           Clearing and execution costs                       4,808,058         3,515,725        17,937,741        11,311,828
           Data center costs                                  1,385,293         1,352,918         5,109,718         5,616,397
           Technology development                             1,652,722         1,794,336         7,144,491         8,850,858
           Sales and marketing                                2,734,741         2,700,465        10,451,588        12,473,344
           General and administrative                         2,180,988         2,045,829         8,576,350         9,156,732
           Amortization of intangible assets                     44,145           118,391           201,581           891,259
           Recovery of insurance loss                                --                --                --        (1,250,000)
                                                           ------------      ------------      ------------      ------------

               Total operating expenses                      12,805,947        11,527,664        49,421,469        47,050,418
                                                           ------------      ------------      ------------      ------------

               Income from operations                         2,975,318         1,859,958        10,727,854         1,340,693

      OTHER INCOME, net                                          70,428            16,622           165,564           427,063
                                                           ------------      ------------      ------------      ------------

               Income before income taxes                     3,045,746         1,876,580        10,893,418         1,767,756

      INCOME TAX PROVISION (BENEFIT)                               (992)           (3,569)         (730,821)            3,605
                                                           ------------      ------------      ------------      ------------

               Net income                                  $  3,046,738      $  1,880,149      $ 11,624,239      $  1,764,151
                                                           ============      ============      ============      ============

      EARNINGS PER SHARE:
           Basic                                           $       0.07      $       0.05      $       0.29      $       0.04
                                                           ============      ============      ============      ============
           Diluted                                         $       0.07      $       0.05      $       0.27      $       0.04
                                                           ============      ============      ============      ============

      WEIGHTED AVERAGE SHARES
         OUTSTANDING:
           Basic                                             41,319,696        40,623,764        40,467,309        43,328,103
                                                           ============      ============      ============      ============
           Diluted                                           44,627,860        40,710,736        43,390,208        43,386,250
                                                           ============      ============      ============      ============

Certain prior year amounts have been reclassified to conform to the current year presentation.


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                     December 31,   December 31,
                                                        2003            2002
                                                     ------------   ------------

ASSETS:
     Cash and cash equivalents, including
       restricted cash of $2,682,627 and
       $3,427,290 at December 31, 2003
       and December 31, 2002,
       respectively                                  $31,017,502     $16,410,146
     Marketable securities                             1,997,060          66,000
     Receivables from clearing firms                     526,832         751,220
     Accounts receivable                                 120,482         181,826
     Property and equipment, net                       3,628,773       4,348,752
     Intangible assets, net                               57,756         244,337
     Other assets                                        652,147         615,513
                                                     -----------     -----------

         Total assets                                $38,000,552     $22,617,794
                                                     ===========     ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
     Accounts payable                                $ 2,047,332     $ 1,947,602
     Accrued expenses                                  6,013,192       6,894,616
     Capital lease obligations                           194,002       1,382,264
                                                     -----------     -----------
         Total liabilities                             8,254,526      10,224,482

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                  29,746,026      12,393,312
                                                     -----------     -----------

         Total liabilities and
           shareholders' equity                      $38,000,552     $22,617,794
                                                     ===========     ===========


                                      ###